Exhibit 99.2

For Immediate Release: November 9, 2011	NEWS RELEASE For Further Information Contact: Media: Jan Sieving +1 832 513 1111 Investors: Christi Thoms +1 832 513 1200
CB&I HOSTS INVESTOR DAY
Company Provides 2012 Guidance
THE WOODLANDS, Texas — November 9, 2011 — CB&I (NYSE:CBI) today hosted an Investor Day in New York City. During the meeting, CB&I’s management team demonstrated the Company’s confidence in its end markets, its ability to capture new business and its plans for sustained growth.
In his opening remarks, CB&I President and CEO, Philip K. Asherman, stated, “We believe that our end markets will continue to provide opportunities well into the next two decades as energy diversification finds global equilibrium as countries invest in their growing economies and exploit new assets and technologies.”
The company also confirmed its 2011 guidance and provided its initial 2012 New Awards, Revenue and Earnings guidance as follows:

2012	New Awards	$5.5 to $7.0 billion
	Revenue	$5.2 to $5.6 billion
	Earnings per share	$2.75 to $3.05
CB&I’s Investor Day webcast is available at www.CBI.com Investor Relations/Investor Highlights.
About CB&I
CB&I (NYSE:CBI) engineers and constructs some of the world’s largest energy infrastructure projects. With premier process technology, proven EPC expertise, and unrivaled storage tank experience, CB&I executes projects from concept to completion. Safely. Reliably. Globally. For more information, visit www.cbi.com.
Forward-Looking Statement
This release contains forward-looking statements regarding CB&I and represents our expectations and beliefs concerning future events. These forward-looking statements are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties. When considering any statements that are predictive in nature, depend upon or refer to future events or conditions, or use or contain words, terms, phrases, or expressions such as “achieve”, “forecast”, “plan”, “propose”, “strategy”, “envision”, “hope”, “will”, “continue”, “potential”, “expect”, “believe”, “anticipate”, “project”, “estimate”, “predict”, “intend”, “should”, “could”, “may”, “might”, or similar forward-looking statements, we refer you to the cautionary statements concerning risk factors and “Forward-Looking Statements” described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2010, and any updates to those risk factors or “Forward-Looking Statements” included in our subsequent Quarterly Reports on Form 10-Q filed with the SEC, which cautionary statements are incorporated herein by reference.
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